Exhibit 99.1

NEOGENOMICS, INC.

PRESS RELEASE

FOR IMMEDIATE RELEASE

NeoGenomics Reports Record Revenue of $27.2 Million and Record Adjusted EBITDA of $2.9 Million in Fourth Quarter, Driven by Strong Volume Gains

Integration of Clarient on Track and Proceeding at a Rapid Pace.

Ft. Myers, Florida – March 1, 2016 - NeoGenomics, Inc. (NASDAQ: NEO), a leading provider of cancer-focused genetic testing services, today reported its results for the fourth quarter and full year 2015.

Fourth Quarter 2015 Highlights:

-	25% growth in base(1) test volume
-	12% reduction in Avg. Cost-per-test in base(1) business
-	Record Adjusted EBITDA(2) of $2.9 million (even with $2.1 million of FISH reductions)
-	Adjusted Diluted EPS(2) of $0.05 per share and Diluted EPS of ($0.03) per share

Full Year 2015 Highlights:

-	25% growth in base(1) test volume and 15% consolidated revenue growth
-	9% reduction in Avg. Cost per Test in base(1) business
-	Record Adjusted EBITDA(2) of $9.7 million (even with $8.1 million of FISH reductions)
-	Adjusted Diluted EPS(2) of $0.06 per share and Diluted EPS of ($0.04) per share

Consolidated Revenue for the fourth quarter was $27.2 million, an increase of 9% over the same period last year.   Test volume growth in the base(1) business was 25% driven by increases in all major product lines and geographic regions.   Average revenue-per-test decreased by 11.7%, primarily due to a significant reduction in reimbursement for Fluorescence in-situ Hybridization (“FISH”) testing as a result of changes in the FISH reimbursement structure that were introduced in 2015.

Average cost-of-goods-sold per test (“Cost per Test”) continued to fall in the fourth quarter, nearly offsetting the decreases in average-revenue-per test.  Consolidated gross margin for the quarter was 44.8% as compared to 45.9% in last year’s fourth quarter.

Consolidated selling, general and administrative expenses (“SG&A”) increased by $7.3 million from the fourth quarter of last year.  However $4.7 million of the increase were one-time costs related to completing the Clarient acquisition and $1.6 million was due to increases in variable stock-based compensation expense as a result of the 37% increase in the NeoGenomics stock price during the quarter.

Other income and expense for the quarter included $2.0 million of other income associated with amending our agreement with Covance.  Fourth quarter net loss available to common stock was ($1.6 million), or ($0.03) per diluted share, versus a profit of $1.0 million, or $0.02 per diluted share, in the fourth quarter of last year.

Adjusted net income(2), after netting out certain one-time acquisition-related expenses, amortization of intangibles, deemed preferred stock dividends, and amortization of the preferred stock beneficial conversion feature, was $2.9 million in the fourth quarter versus $1.1 million in the prior year.  Adjusted Diluted EPS(2) was $0.05 per share as compared to $0.02 per share in the prior year.  Consolidated Adjusted EBITDA(2) for the quarter was $2.9 million, an increase of 6% versus the prior year, despite the $2.1 million impact caused by the FISH reimbursement reductions.

Douglas M. VanOort, the Company’s Chairman and CEO, commented, “Our acquisition of Clarient, completed on December 30th, has clearly transformed NeoGenomics into a much larger and stronger company. Integration activities are progressing well as we bring the best of each organization’s capabilities to our clients.  We are pleased to report that the integration of the sales teams has already been completed, and we are receiving excellent response from our customers.  As a result of strong business momentum and synergies, we expect 2016 revenue to more than double and Adjusted EBITDA to more than triple from 2015.”

Mr. VanOort continued, “We are also very pleased with our Quarter 4 results.  Organic volume growth maintained the strong 25% pace set in Quarter 3 as we continue to gain market share.  In addition, our 11.5% reduction Average Cost per Test allowed us to absorb most of the $2.1 million FISH reimbursement reductions with minimal impact to gross margin and to report a year-over-year increase in Adjusted EBITDA to a record $2.9 million.”

“Innovation continued to be an important focus area for us with 70 new or enhanced tests launched in 2015. Our targeted tumor-specific multimodality NeoTYPE profiles, which combine molecular, FISH and IHC testing, continue to gain acceptance by leading Pathologists and Clinicians throughout the country.  Our Liquid Biopsy NeoLAB family of test offerings now includes 16 different liquid biopsy tests. In addition, Clarient’s expertise in PDL1 testing is being well received as an important new companion diagnostic.  Our focus on innovation has broadened our cancer testing menu to be among the most comprehensive in the world and is fueling our growth.”

Mr. VanOort concluded, “We believe NeoGenomics is exceptionally well positioned as we move into 2016.  Our core business is strong, we expect modest price-per-test improvement for the first time in six years, and we expect to gain substantial cost synergies and increased momentum as the year progresses.  We are committed to remaining at the forefront of the ongoing revolution in cancer-related genetic and molecular testing and achieving our vision of becoming the world’s leading cancer testing and information company.”

Full-Year 2016 Financial Outlook:

NeoGenomics also issued preliminary guidance for fiscal year 2016 today.  The Company expects full year 2016 revenue to be in the range of $240 - $250 million, Adjusted EBITDA(2) to be in the range of $33 - $38 million, Adjusted Net Income(2) to be in the range of $7 - $12 million, and Adjusted Diluted EPS to be in the range of $0.07 - $0.12 per share.

Investors and research analysts are advised that the Company expects that 2016 net income available to common stockholders calculated in accordance with GAAP will be impacted by certain non-cash charges, including (i) approximately $7.3 million of expense related to the amortization of customers lists and other intangibles from the Path Logic and Clarient acquisitions, (ii) approximately $7.4 million of deemed preferred stock dividends, and (iii) approximately $14.9 million of charges related to the amortization of the beneficial conversion feature related to the preferred stock issued in connection with the Clarient acquisition.  These non-cash charges will be included in Diluted Earnings per Share, however should be removed from Adjusted Diluted Earnings per Share.  As a result, Diluted Earnings per Share calculated in accordance with GAAP will likely be $0.35 - $0.40 per share lower than Adjusted Diluted Earnings per Share.  We therefore recommend that analysts designate Adjusted Earnings per Share as the primary EPS when they report their estimates to Fact Set, First Call, or any other organizations that publish analyst consensus estimates.

The Company reserves the right to adjust this guidance at any time based on the ongoing execution of its business plan.  Current and prospective investors are encouraged to perform their own due diligence before buying or selling any of the Company’s securities, and are reminded that the foregoing estimates should not be construed as a guarantee of future performance.

_____________________

(1)  To facilitate year-over-year comparisons, base NeoGenomics figures exclude the impacts from the consolidation of the PathLogic and Clarient acquisitions.

(2)  NeoGenomics has provided adjusted financial information that has not been prepared in accordance with GAAP, including “Adjusted EBITDA”, “Adjusted Net Income”, and “Adjusted EPS”.  Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization, non-cash stock-based compensation expenses, and transaction related expenses and other non-recurring charges. Adjusted Net Income and Adjusted EPS exclude non-cash stock-based compensation expenses, transaction related expenses and other non-recurring changes, the deemed dividends on preferred stock, and the amortization of the beneficial conversion feature related to preferred stock issued in connection with the Clarient acquisition. See tables for reconciliation to GAAP net income.

Conference Call

The Company has scheduled a web-cast and conference call to discuss their fourth quarter 2015 and full year 2015 results on Tuesday, March 1, 2016 at 11:00 AM EST.  Interested investors should dial (877) 407-0782 (domestic) and (201) 689-8567 (international) at least five minutes prior to the call and ask for Conference ID Number 13629440.  A replay of the conference call will be available until 11:59 PM on March 15, 2016 and can be accessed by dialing (877) 660-6853 (domestic) and (201) 612-7415 (international).  The playback conference ID Number is 13629440.  The web-cast may be accessed under the Investor Relations section of our website at www.neogenomics.com or http://www.investorcalendar.com/IC/CEPage.asp?ID=174667.  An archive of the web-cast will be available until 11:59 PM on June 1, 2016.

About NeoGenomics, Inc.

NeoGenomics, Inc. is a high-complexity CLIA–certified clinical laboratory that specializes in cancer genetics diagnostic testing.  The Company’s testing services include cytogenetics, fluorescence in-situ hybridization (FISH), flow cytometry, immunohistochemistry, anatomic pathology and molecular genetic testing.

Headquartered in Fort Myers, FL, NeoGenomics has laboratories in Aliso Viejo, Irvine, Fresno and West Sacramento, CA; Tampa and Fort Myers, FL; Houston, TX and Nashville, TN.  NeoGenomics services the needs of pathologists, oncologists, other clinicians and hospitals throughout the United States. For additional information about NeoGenomics, visit http://www.neogenomics.com.

Forward Looking Statements

Certain information contained in this press release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995, including the information set forth in the “Full-Year 2016 Financial Outlook.”  These forward looking statements involve a number of risks and uncertainties that could cause actual future results to differ materially from those anticipated in the forward looking statements as the result of the Company’s ability to continue gaining new customers, offer new types of tests, close and integrate its acquisition of the Clarient business, and otherwise implement its business plan, as well as additional factors discussed under the heading “Risk Factors” and elsewhere in the Company’s Annual Report on Form 10-K filed with the SEC on March 3, 2015 as amended on April 30, 2015 and its subsequently filed Quarterly Reports on Form 10-Q.  As a result, this press release should be read in conjunction with the Company's periodic filings with the SEC.  In addition, it is the Company’s practice to make information about the Company available by posting copies of its Company Overview Presentation from time to time on the Investor Relations section of its website at http://www.ir.neogenomics.com/.

Forward-looking statements represent the Company’s estimates only as of the date such statements are made (unless another date is indicated) and should not be relied upon as representing the Company’s estimates as of any subsequent date.  While the Company may elect to update forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, even if its estimates change.

For further information, please contact:

NeoGenomics, Inc.Hawk Associates, Inc.

Steven C. JonesMs. Julie Marshall

Director of Investor Relations(305) 451-1888

(239) 325-2001neogenomics@hawkassociates.com

sjones@neogenomics.com

NeoGenomics, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	For the years ended December 31,
ASSETS	2015	2014
Cash and cash equivalents	$23,420	$33,689
Accounts receivable (net of allowance for doubtful accounts of $4,759 and $4,180, respectively)	48,943	20,475
Inventory	5,108	2,616
Deferred income tax asset	16,668	821
Other current assets	4,889	1,141
Total current assets	99,028	58,742

Property and equipment (net of accumulated depreciation of $26,534 and $19,822, respectively)	34,577	15,082
Intangible assets, net	87,800	4,212
Goodwill	146,421	2,929
Other assets	129	141
TOTAL ASSETS	$367,955	$81,106

LIABILITIES, PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
Accounts payable and other current liabilities	$26,055	$11,399
Short term portion of capital leases and senior debt	14,003	3,224
Total Current liabilities	40,058	14,623

Long-term Liabilities:
Long term portion of capital leases and senior debt	57,376	5,257
Deferred taxes	32,409	821
Total long-term liabilities	89,785	6,078

TOTAL LIABILITIES	129,843	20,701

Series A Redeemable Convertible Preferred Stock	28,602	-
Stockholders' equity	209,510	60,405
TOTAL LIABILITIES, PREFERRED STOCK AND STOCKHOLDERS' EQUITY	$367,955	$81,106

NeoGenomics, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	For the Three-Months Ended December 31,		For the Year Ended December 31,
	2015	2014	2015	2014
Net Revenue	$27,279	$25,000	$99,802	$87,069
Cost of revenue	15,051	13,528	56,046	46,355
Gross Profit	12,228	11,472	43,756	40,714
Operating Expenses:
General and administrative	12,594	6,514	33,631	23,808
Research and development	1,856	414	4,198	2,689
Sales and marketing	2,993	3,225	11,562	11,999
Total operating expenses	17,443	10,153	49,391	38,496
Income (Loss) From Operations	(5,215)	1,319	(5,635)	2,218
Interest expense	232	193	854	985
Other (income) expense	(2,000)	-	(2,000)	(56)
Income (loss) before taxes	(3,447)	1,126	(4,489)	1,289
Income tax (benefit) expense	(1,974)	79	(1,954)	157
Net Income (Loss)	(1,473)	1,047	(2,535)	1,132

Deemed dividends on preferred stock	40	-	40	-
Amortization of preferred stock beneficial conversion feature	82	-	82	-
Net Income (Loss) Available to Common Shareholders	$(1,595)	$1,047	$(2,657)	$1,132

Earnings (Loss) per Common Share:
Basic	$(0.03)	$0.02	$(0.04)	$0.02
Diluted	$(0.03)	$0.02	$(0.04)	$0.02

Weighted Average Shares Used in Computation of Earnings per Common Share:
Basic	60,859	60,043	60,526	53,483
Diluted	60,859	62,732	60,526	56,016

Exhibit 99.1

NeoGenomics, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	For the year ended December 31,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(2,535)	$1,132
Adjs. to reconcile net income (loss) to net cash provided by operating activities:
Impact of tax valuation allowance	(2,066)	-
Depreciation	6,730	5,345
Amortization of debt issue costs	-	66
Amortization of intangible assets	412	295
Non-cash warrant and stock based compensation	3,479	692
Provision for bad debts	2,318	2,437
Changes in assets and liabilities, net	(1,945)	(517)
NET CASH PROVIDED BY OPERATING ACTIVITIES	6,393	9,450

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(2,215)	(3,772)
Acquisition related assets (net of cash acquired)	(72,940)	(5,830)
NET CASH USED IN INVESTING ACTIVITIES	(75,155)	(9,602)

CASH FLOWS FROM FINANCING ACTIVITIES
(Repayments to) advances from revolving credit facility	10,002	(4,282)
Repayment of capital lease obligations	(4,115)	(3,581)
Proceeds from advance on term loan	55,022	-
Payments of debt issue costs	(3,351)	-
Issuance of common stock	1,083	39,646
Payments of equity issue costs	(148)	(2,776)
NET CASH PROVIDED BY FINANCING ACTIVITIES	58,493	29,007

NET INCREASE (DECREASE) IN CASH AND CASH EQUIV.	(10,269)	28,855

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	33,689	4,834
CASH AND CASH EQUIVALENTS, END OF PERIOD	$23,420	$33,689

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$911	$981
Income taxes paid	$25	$177

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING INFORMATION:
Equipment acquired under capital lease obligations	$4,813	$5,884
Fair value of common stock issued to fund acquisition	$102,510	$-
Fair value of preferred stock issued to fund acquisition	$73,200	$-

NeoGenomics, Inc.

Reconciliation of GAAP Net Income to Non-GAAP EBITDA and Adjusted EBITDA

(Unaudited, in thousands)

	For the Three-Months Ended December 31,		For the Year Ended December 31,
	2015	2014	2015	2014
Net Income (loss) (per GAAP)	$(1,473)	$1,047	$(2,535)	$1,132
Adjustments to Net Income:
Interest expense	232	193	854	985
Amortization of intangibles	129	94	412	295
Gain on contract amendment	(2,000)	-	(2,000)	-
Income taxes (benefit) expense	(1,974)	79	(1,954)	157
Depreciation	1,758	1,407	6,730	5,345
EBITDA	$(3,328)	$2,820	$1,507	$7,914
Further adjustments to EBITDA:
Non-cash stock based compensation	1,572	(47)	3,479	691
Acquisition related transaction expenses and other non-recurring fees	4,686	-	4,686	473
Costs of terminating credit facility	-	-	-	98
Adjusted EBITDA (non-GAAP)	$2,930	$2,773	$9,672	$9,176

Non – GAAP Adjusted EBITDA Definition

“Adjusted EBITDA” is defined by NeoGenomics as net income from continuing operations before: (i) interest expense, (ii) tax expense, (iii) depreciation and amortization expense, (iv) non-recurring other (income) or losses, (v) non-cash, stock-based compensation and warrant amortization expense, (vi) acquisition related transaction expenses and non-recurring charges, and (vii) one-time costs associated with terminating financing arrangements.  NeoGenomics believes that Adjusted EBITDA provides a more consistent measurement of operating performance and trends across reporting periods by excluding those cash and non-cash items of expense not directly related to ongoing operations from income.  Adjusted EBITDA also assists investors in performing analysis that is consistent with financial models developed by research analysts.

Adjusted EBITDA as defined by NeoGenomics is not a measurement under GAAP and may differ from non-GAAP measures used by other companies.  There are limitations inherent in non-GAAP financial measures such as Adjusted EBITDA because they exclude a variety of charges and credits that are required to be included in a GAAP presentation, and do not therefore present the full measure of NeoGenomics recorded costs against its net revenue.  Accordingly, investors should consider non-GAAP results together with GAAP results in analyzing NeoGenomics financial performance.

NeoGenomics, Inc.

Reconciliation of GAAP Net Income to Non-GAAP Adjusted Net Income and Earnings per Share

(Unaudited, in thousands)

	For the Three-Months Ended December 31,		For the Year Ended December 31,
	2015	2014	2015	2014
Net Income (loss) available to common shareholders (GAAP)	$(1,595)	$1,047	$(2,657)	$1,132
Adjustments to Net Income (loss):
Amortization of intangibles	129	94	412	295
Non-cash stock-based compensation expenses	1,572	(47)	3,479	691
Gain on contract amendment	(2,000)	-	(2,000)	-
Acquisition related transaction expenses & other non-recurring fees	4,686	-	4,686	473
Costs of terminating credit facility	-	-	-	98
Deemed dividends on preferred stock	40	-	40	-
Amortization of preferred stock beneficial conversion feature	82	-	82	-
Adjusted net income (non-GAAP)	$2,914	$1,094	$4,042	$2,689

Adjusted earnings per common share (non-GAAP):
Adjusted Basic EPS	$0.05	$0.02	$0.07	$0.05
Adjusted Diluted EPS	$0.05	$0.02	$0.06	$0.05

Weighted average shares used in computation of adjusted earnings per share:
GAAP Basic Common Shares outstanding	60,859	60,043	60,526	53,483
Weighted. Avg. Preferred Shares (as converted)	159	-	40	-
Adjusted Basic Shares outstanding	61,018	60,043	60,566	53,483

GAAP Diluted Common Shares	60,859	62,732	60,526	56,016
Options & warrants not included in GAAP Diluted Shares (using treasury stock method)	3,612	-	2,899	-
Weighted. Avg. Preferred Shares (as converted)	159	-	40	-
Adjusted Diluted Shares outstanding	64,630	62,732	63,465	56,016

Non – GAAP Adjusted Net Income and Adjusted EPS Definitions

“Adjusted Net Income” is defined by NeoGenomics as net income available to common shareholders from continuing operations plus: (i) amortization of customer lists and other intangible assets, (ii) non-cash, stock-based compensation and warrant amortization expense, (iii) non-recurring  other (income) or losses, (iv) acquisition related transaction expenses and non-recurring charges, (v) one-time costs associated with terminating financing arrangements, (vi) deemed dividends on preferred stock, and (vii) amortization of preferred stock beneficial conversion feature.  NeoGenomics believes that Adjusted Net Income provides a more consistent measurement of operating performance and trends across reporting periods by excluding those cash and non-cash items of expense not directly related to ongoing operations from net income.  Adjusted Net Income also assists investors in performing analysis that is consistent with financial models developed by research analysts.

“Adjusted EPS” is calculated using Adjusted Basic Shares and Adjusted Diluted Shares outstanding.  Adjusted Basic Shares and Adjusted Diluted Shares include the weighted average number of common shares that would be outstanding if the preferred stock were converted into common stock on the original issue date based on the number of days such common shares would have been outstanding in the reporting period.  In addition, If GAAP Net Income is negative and Adjusted Net Income is positive, Adjusted Diluted Shares will also include any options or warrants that would be outstanding as dilutive instruments using the treasury stock method.

Adjusted Net Income and Adjusted EPS as defined by NeoGenomics are not measurements under GAAP and may differ from non-GAAP measures used by other companies.  There are limitations inherent in non-GAAP financial measures such as Adjusted Net Income and Adjusted EPS because they exclude a variety of charges and credits that are required to be included in a GAAP presentation, and do not therefore present the full measure of NeoGenomics recorded costs against its net revenue.  Accordingly, investors should consider non-GAAP results together with GAAP results in analyzing NeoGenomics financial performance.

Supplemental Information on Customer Requisitions Received and Tests Performed

(unaudited, in thousands, except test and requisition data and revenue per test and requisition)

	For the Three-Months Ended December 31,			For the Year Ended December 31,
NeoGenomics and Clarient	2015	2014	% Change	2015	2014	% Change
Requisitions received (cases)	39,205	30,536	28.4%	140,747	113,087	24.5%
Number of tests performed	61,745	48,095	28.4%	222,744	177,279	25.6%
Average number of tests/requisition	1.57	1.58		1.58	1.57

Total testing revenue	$25,499	$22,506	13.3%	$91,713	$82,194	11.6%
Average revenue/requisition	$650	$737	(11.8%)	$652	$727	(10.4%)
Average revenue/test	$413	$468	(11.7%)	$412	$464	(11.2%)

Cost of revenue	$13,257	$11,664	13.7%	$49,055	$42,739	14.8%
Average cost/requisition	$338	$382	(11.5%)	$349	$378	(7.7%)
Average cost/test	$215	$243	(11.5%)	$220	$241	(8.6%)

	For the Three-Months Ended December 31,			For the Year Ended December 31,	For the period of July 8, through December 31,
Path Logic	2015	2014	% Change	2015	2014
Requisitions received (cases)	14,122	19,366	(27.1%)	63,535	38,989

Total testing revenue	$1,780	$2,493	(28.6%)	$8,089	$4,875
Average revenue/requisition	$126	$129	(2.3%)	$127	$125

Cost of revenue	$1,794	$1,865	(3.8%)	$6,991	$3,617
Average cost /requisition	$127	$96	32.3%	$110	$93